                                                                    Exhibit 10.3


                                    * Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

               MANUFACTURERS REPRESENTATIVE/DISTRIBUTOR CONTRACT

This contract, made this 26th day of January, 1998, is by and between Oplink Communications Inc. under the laws of the state of California USA, having its corporate offices at 721 Charcot Drive, San Jose, CA 95131, USA, hereinafter referred to as the "Principal" and DBX Communications Inc., having its corporate office at 454 Morris Avenue, Springfield, NJ 07081, USA, hereinafter referred to as the "Distributor".

The Principal and Distributor hereby Agree To:

1.0 GENERAL PROVISIONS - APPLYING TO DISTRIBUTOR ACTING AS EITHER A DISTRIBUTOR OR SALES REPRESENTATIVE

(a) The Principal hereby appoints the Distributor, and the Distributor hereby agrees to act for the Principal as its exclusive selling agent for the Principal's products designated in Exhibit A.

(b) It is understood that the Principal shall not exercise any control over the activities and the operations of the Distributor, each being recognized hereunder as an independent contractor.

(c) It is also understood that the Principal shall not place any restrictions upon the number of other Principals which the Distributor may represent. However, the Distributor agrees that it will not represent other Principals whose products or services are considered by the Principal as competitive with the products or services of the Principal herein designated in Exhibit A (except by mutual agreement in writing).

(d) The Distributor agrees to use its best efforts to promote and sell the Principal's products or services in the territory hereinafter designated in Exhibit C.

(e) The Distributor and Principal agree that the Distributor may be referred to as an Authorized Distributor and Representative in advertising, signs, trade listings, directories, and similar sales instruments until this agreement is terminated.

(f) The Distributor shall preserve in strict confidence any information it obtains concerning the business of the Principal including, without limitation, trade secrets, information concerning the design or manufacture of the products or services, customer list, financial information, and shall not disclose such information to any person or entity.

(g) The Distributor shall continue to represent the principal as herein provided until either party elects to terminate the relationship by giving the other party not less than thirty (30) days advanced written notice during the first year, sixty (60) days during the second year, and ninety (90) days during the third year and so on (non cumulative).

(h) The Principal shall be responsible for supplying all catalogs, specification sheets, product photographs and other sales material that are reasonable for promoting the sale of the Principal's products by Distributor.

(i) Principal will from time to time make price adjustments and will promptly notify Distributor of such changes.

                                     1.

(j) At the Principal's discretion, this contract shall include any new products or services developed or added by the Principal during the life of this Contract, so long as they are not competitive with the products or services of other Principals then represented by the Distributor. The Distributor may, however, decline to sell any new products developed by the Principal, by providing written notice within 20 days of product announcement to Distributor. In such a case, Principal shall have the right to secure another Distributor to sell the products declined by Distributor.

(k) Principal agrees to refrain from hiring any Personnel from Distributor for twelve months after termination of this agreement.

(l) Confirming order notices and shipping schedules will be supplied to Distributor, by Principal, within 7 days after receipt of Distributor's purchase orders, or purchase orders received directly from customers.

(m) The Principal agrees to hold the Distributor harmless from all liability for infringement of any patent rights or other rights of third parties which may result from the Distributor's sale and distribution of the Principal's products.

2.0      GENERAL PROVISIONS FOR "DISTRIBUTOR" ACTING AS A SALES REPRESENTATIVE

(a) The Distributor shall sometimes act as a representative on large orders to one customer, where it is mutually agreed that it would be impractical for Distributor to purchase products from Principal and resell them to the customer. In such circumstances, and where it is agreed by Distributor and Principal, Principal shall ship directly to the customer and pay Distributor a commission as described herein.

(b) The Principal grants the Distributor the exclusive right to sell its products and services to any customer, with the exception of those house accounts designated in Exhibit B.

(c) The Distributor shall not have the authority on behalf of the Principal to accept the return of, or to make any allowances with respect to, any of the products or services without the prior written approval of the Principal.

(d) The Principal shall establish and have exclusive control over all prices, discounts, specifications, and terms governing the sale and shipments of products directly to the customer. The Distributor shall not accept orders in the Principal's name or make price quotations or delivery promises without the Principal's prior approval.

(e) All orders are subject to the acceptance of, or rejection by, an authorized officer of the Principal. The customer shall be notified in writing by the Principal of its acceptance of or rejection of the order and a copy of such writing shall be transmitted to the Distributor.

(f) The Distributor shall pay all of its sales expenses, including any expense of its sub-agents, incurred in connection with the representation as herein contemplated.

(g) It is understood that the full responsibility of all collections rests with the Principal which exercise complete control over the approval of customers, credits, orders and contracts.

(h) The Distributor is not authorized to vary, alter, enlarge, or limit orders for the Principal's products or services or make representations or guarantees without Principal's prior written approval.

(i) The Principal shall be solely responsible for the design, development, supply, production and performance of its products hereunder and the protection of its trade name or names.

(j) At the Principal's discretion, this contract shall include any new products or services developed or added by the Principal during the life of this contract, so long as they are not competitive with the products or services of other Principals than represented by the Distributor.

                                       2.

(k) Terms for all shipments directly to a customer in Territory by Principal, shall be as follows:

                                  1. FOB San Jose, California, USA
                                  2. Irrevocable letter of credit

2.1      COMMISSIONS:

(a) The Principal shall pay the Distributor a commission of [ * ]% based on the total of the "net invoice price" of all commissionable orders received from the territory.

(b) The term "net invoice price" shall mean the price at which the products or services are actually sold to the customer after excluding all shipping costs and any other allowances expressly granted to the customer by the Principal including, but not limited to taxes, discounts, and insurance.

(c) Occasionally, price is not the sole factor determining the placement of an order. In such cases, a lesser commission rate will be accepted by the Distributor if it appears to be in the best interest of both parties and if the amount of such lesser commission is mutually agreed upon in writing before a quotation is sent to the customer.

(d) The parties recognize that sometimes the engineering jurisdiction and the ship to location are in different territories. In such cases, a 50/50 split commission will apply. In any territory where there is no Distributor under contract, the Principal shall be considered to be such agent with respect to commissions.

(e) Commissions are due and payable on or before the Fifteenth day of the month following the month in which the Principal received payment from the customer.

(f) The Principal shall supply the Distributor with copies of all commissionable orders received directly by the Principal and copies of all order confirmations, shipping notices or invoices originated at the time of shipment. The aforesaid copies are to be furnished to the Distributor no less frequently than at monthly intervals.

3.0      GENERAL PROVISIONS FOR "DISTRIBUTOR" ACTING AS DISTRIBUTOR

(a) Distributor shall purchase products form Principal at International List Price, less [ * ]%, and resell them to customers in the territory. Such sales shall be referred to as "Distributor sales orders" here under.

(b) Acceptance of "distributor sales orders" shall be at the sole judgment of Distributor.

(c)      Terms on all Distributor orders shall be as follows:

                           (i)      FOB San Jose, California, USA

                           (ii)     Payment Net 45 days, after approval of
                                    credit.

4.0      ADDITIONAL PROVISIONS

(a) This instrument contains the entire contract between the parties pertaining to the subject matter hereof and supersedes any prior or contemporaneous agreements, representations, negotiations or understandings between the parties not herein expressly set forth. No supplement, modification, promise, addition or amendment of this contract shall be effective or binding unless executed in writing by both parties. The mere acknowledgement or acceptance of any order inconsistent with the terms of the contract, or the making of deliveries pursuant thereto, shall not be deemed acceptance or approval of such inconsistent provisions. No waiver of any of the provisions of this contract shall

-------------------
* CONFIDENTIAL TREATMENT REQUESTED

                                      3.

         be deemed to constitute a waiver of any other provision, whether or not similar, nor shall any one waiver constitute a continuing waiver.

(b) Neither the Principal nor the Distributor shall by reason of the termination of the contract be liable to the other for compensation, reimbursement, or damage either on account of present or prospective profits on sales, or on account of expenditures, investments or commitments made in connection with the establishment, development or maintenance of the business of goodwill of the Principal or the Distributor or on account of any cause or thing whatsoever, provided, however, that such termination shall not effect the rights or liabilities of the parties with respect to any indebtedness then owing by either party to the other. Termination activities shall immediately halt credit extension to the Distributor.

5.0      DISPUTES

(a) This contract shall be construed in accordance with, and shall be governed by, the laws of the State of California, USA.

(b) All disputes in connection with this contract shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with said rules.

(c) In the event of any litigation or arbitration between the parties hereto respecting or arising out of this contract, the prevailing party, whether or not such litigation proceeds to final judgment or determination, shall be entitled to recover all of the attorneys' fees, costs, in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.0      ASSIGNMENT

(a) This contract is not transferable to others. Any change of ownership or primary control of the Distributor's company shall require a new Representation/Distribution contract.

(b) Neither this contract nor any right or interest in it may be assigned by either party to any other person or corporation without the express written consent of the other party to this contract.

7.0      MISCELLANEOUS

(a) The parties shall each execute any and all other documents and take any and all further steps which may be necessary or appropriate to implement the terms of this contract.

(b) This contract shall be binding upon, and shall inure to the benefit of, each of the parties and their respective heirs, legal distributors, predecessors, successors, assignees, employees, partners, lawyers and all other persons and entities now, heretofore or hereafter having interest whatsoever with respect to the subject matter hereof.

(c) Each of the parties hereto represents and warrants, as an inducement to the other to enter into this contract, that this contract is entered into freely and voluntarily by each of them, free of duress, fraud or undue influence of any kind, including contentions, and circumstances likely to influence judgment herein, and that each has read and fully

                                       4.

         understands and consents to all the terms and provisions of this contract. The parties each further acknowledge that they each have either consulted with legal and tax counsel or have been given more than adequate opportunity to do so and elected not to seek counsel, that they have each actively participated in the negotiation and in the preparation hereof, and that they each understand the substance, meaning, content and legal effect of this contract.

(d) The parties agree and acknowledge that if any portion of this contract is declared invalid, or unenforceable, such determination shall not effect the balance of this contract, but shall remain in full force and affect, as such invalid portion shall be deemed severable.

IN WITNESS OF, the parties hereto have executed this contract on the date and year first shown herein.



DISTRIBUTOR                                     PRINCIPAL


By:   /s/ Alex Hsu                              By:   /s/ illegible
    ----------------------------                   --------------------------
Title:   President                              Title:   CTO
      --------------------------                     ------------------------
















                                    5.

                               [OPLINK LOGO]



FAX: (408) 433-0608                       PHONE: (408) 433-0606

TO:           Dean Brosie                 FROM:    QIN ZHANG
COMPANY:      DBX                         Page     1
CC:                                       DATE:    7/28/1999
Regards       Commission Schedule         Fax #:   1-973-379-4939


Dear Dean,

Due to the overall dramatic price erosion, Oplink is now seeking every way to stay competitive in the industry.

To do so, we will have to reduce our cost in a very agrgressive manners. Hence, after reviewing your commission schedule, we will reduce the commission with DBX for the [ * ] products to [ * ]% and for [ * ] products to [ * ]%, effective October 1, 1999.

Once again, the significant drop of the selling price for the [ * ] products have posed a serious financing constraint to Oplink and your understanding shall be greatly appreciated. In general, Dean, we would expect your commission on new business to remain [ * ]% but be reduced to approx. [ * ]% when significant volume production begins. The [ * ], hopefully is an exception which results from the severe price erosion on this product. Should you have any questions, please feel free to contact us.

Best regards,

Qin Zhang

/s/ Qin Zhang










-----------------------
* CONFIDENTIAL TREATMENT REQUESTED

                              [OPLINK LOGO]

FAX: (408) 433-0608                      PHONE:         (408) 433-0606

TO:             Dean Brosie              FROM:           QIN ZHANG
COMPANY:              DXB                Page                    1
CC:                                      DATE:           3/15/1999
Regards         Representation           Fax #:          1-973-379-4939


Dear Dean,

For the last two years, DXB has performed superbly in servicing the Lucent and ADC accounts. Oplink is committed to supporting you, Lucent and ADC. However, due to increasing market pressure on price, we are forced to cut our profit in order to stay competitive. Under current high pressure from both customers and competitors, it is inevitable that we need to, from time to time, review our representatives' commission schedule. This letter is to inform you that the commision schedule for DBX will be changed, effective July 1, 1999.

The revised commission will be [ * ] % on [ * ] products, [ * ] and [ * ] components. For accounts and products not mentioned above, your commision will be revised to [ * ]%.

Should you have any questions, please feel free to contact us. We are looking forward to your reply.

Thank you very much,

Best regards,

Qin Zhang


--------------------------
*CONFIDENTIAL TREATMENT REQUESTED

                             [OPLINK LOGO]


FAX: (408) 433-0608                                PHONE:  (408) 433-0606

TO:        Dean Brosie                             FROM:    QIN ZHANG
COMPANY:         DBX                               Page             1
CC:        Alex Hsu                                DATE:    1/11/2000
Regards    Commission and stock option (revised)   Fax #:   1-973-379-4939


Dear Dean,

As Oplink's most valued business partner, we appreciate what you have contributed to Oplink for the last three year. The following is summary of our phone conversation on January 6, 2000.

     1. Oplink will grant Mr. Dean Brosie with 100,000 share of common stock at $1.50. The vesting schedule is 75,000 share immediately vested. The remaining 25,000 shares will be vested on January 1, 2001.

     2. Mr. Dean Brosie will accept commission rescheduling based on the following table, effective April 1, 2000.

              -   New product order                     [ * ]%
              -   Existing product order                [ * ]%
              -   [ * ] order                           [ * ]%
              - New product order is defined as 6-month period starting from the date when customer first places order onward.

     3. Both Oplink and Mr. Dean Brosie mutually agree to extend the advance notification requirement for termination of agreement from 3-month to 12-month if one party decides to terminate the relationship.

Please feel free to contact me if you have any questions.

Best regards,

Qin Zhang

Accepted by:                            Date:
            ----------------------            ---------------------------

------------------------
*CONFIDENTIAL TREATMENT REQURESTED